Exhibit 99.2

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces First Quarter 2015 Financial Results

84 percent year-over-year quarterly revenue growth; DHS BPA and
Certificate-on-Device™ to drive additional growth throughout 2015

McLean, VA, May 11, 2015/PRNewswire/ – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the first quarter ended March 31, 2015.

Recent Business Highlights

•	Received a Task Order renewal under our $600 Million Blanket Purchase Agreement (BPA) with the Department of Homeland Security (DHS) valued at approximately $17 million over three years with the DHS Headquarters.
•	Received a new Task Order under our DHS BPA with the DHS Office of Biometric Identity Management (OBIM).
•	Subsidiary Soft-ex Communications awarded inclusion for provisioning of Specialist Cloud Services in the latest G-Cloud 6 procurement agreement of the UK Government.
•	Initiated work with an AT&T large financial services client providing identity assurance consulting services in connection with our next-generation identity management offerings.
•	Continued to work closely with three leading device manufacturers and several carriers and other channel partners in expectation of booking initial Certificate-on-DeviceTM revenues in the second quarter 2015.

First Quarter 2015 Financial Highlights

•	Net revenue increased 84% to $17.7 million from $9.6 million in the first quarter of 2014.
•	Gross profit excluding amortization and depreciation increased approximately $1.1 million to $3.9 million from $2.8 million in the first quarter of 2014.
•	Adjusted EBITDA loss improved approximately $350,000 to $665,200 from $1,015,300 in the first quarter of 2014, which included investments made in Certificate-on-DeviceTM, other software platform enhancements, and start-up costs associated with the implementation of a new agency component of DHS.
•	Net loss was approximately $1.2 million compared to net loss of approximately $0.9 million in the first quarter of 2014 or basic and diluted loss per share of 0.014 per share for each respective quarter.
•	Cash and cash equivalents were approximately $11.5 million as of March 31, 2015.
•	Net working capital was approximately $11.5 million as of March 31, 2015.

“We were pleased with our results in the first quarter of 2015 with slightly higher revenues than we had expected,” stated Steve L. Komar, WidePoint’s chief executive officer. Komar further added, “We remain on plan to continue to expand our DHS task order awards and launch our next-generation identity management offerings following Certificate-on-Device, while continuing our efforts at expanding our state/local and commercial footprints.”

James McCubbin, WidePoint CFO, added, “Our first quarter revenues have us entering 2015 at an approximate $70+ million run-rate up from approximately a $40 million run-rate at this time last year. With a target revenue goal of 50% growth for 2015 over last year’s $53 million in revenues, we believe we are off to a good start and on plan to reach our revenue goals. Furthermore, we believe our gross profit on both an absolute basis and percentage basis will expand as we bring on our higher-margin next-generation identity management services, reach critical mass in our DHS work, and expand our state/local and commercial mix. Coupling this with a leveling-off of our SG&A expenses, we believe we should witness positive financial results and demonstrate financial leverage within our business model.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Monday, May 11, 2015. Anyone interested in listening to our analyst call should call 1-888-576-4398 if calling within the United States or 1-719-325-2484 if calling internationally. There will be a playback available until May 25, 2015. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use PIN code 6023891 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=114538.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2015	2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,524,390	$13,154,699
Accounts receivable, net of allowance for doubtful accounts
of $82,202 and $88,719 in 2015 and 2014, respectively	9,916,843	8,543,050
Unbilled accounts receivable	5,772,408	5,547,416
Inventories	26,221	37,025
Prepaid expenses and other assets	561,900	426,736
Income taxes receivable	-	25,984
Deferred income taxes	30,553	18,584

Total current assets	27,832,315	27,753,494

NONCURRENT ASSETS
Property and equipment, net	1,556,251	1,614,182
Intangibles, net	5,724,650	5,992,992
Goodwill	18,555,578	18,555,578
Deposits and other assets	142,373	161,994

TOTAL ASSETS	$53,811,167	$54,078,240

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Short term note payable	$80,966	$137,025
Accounts payable	7,209,545	6,165,477
Accrued expenses	5,926,326	5,980,110
Deferred revenue	857,578	710,275
Income taxes payable	4,280	12,574
Current portion of long-term debt	2,192,854	2,184,016
Current portion of deferred rent	8,444	9,274
Current portion of capital lease obligations	66,828	76,597

Total current liabilities	16,346,821	15,275,348

NONCURRENT LIABILITIES
Long-term debt, net of current portion	1,109,033	1,327,800
Capital lease obligation, net of current portion	30,778	36,669
Deferred rent, net of current portion	150,212	152,815
Deferred revenue	50,115	56,977
Deferred income taxes	447,811	447,811
Deposits and other liabilities	6,164	1,964

Total liabilities	18,140,934	17,299,384

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 81,873,923 and 81,656,763 shares issued
and outstanding, respectively	81,874	81,657
Additional paid-in capital	92,824,426	92,661,000
Accumulated other comprehensive (loss)	(262,022)	(147,515)
Accumulated deficit	(56,974,045)	(55,816,286)

Total stockholders’ equity	35,670,233	36,778,856

Total liabilities and stockholders’ equity	$53,811,167	$54,078,240

WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014

REVENUES	$17,695,568	$9,602,779
COST OF REVENUES (including amortization and depreciation of
$295,436 and $331,867, respectively)	14,125,600	7,135,541

GROSS PROFIT	3,569,968	2,467,238

OPERATING EXPENSES
Sales and Marketing	770,511	845,112
General and Administrative Expenses (including share-based
compensation of $37,551 and $82,716, respectively	3,795,897	3,055,838
Depreciation and Amortization	98,297	69,510

Total Operating Expenses	4,664,705	3,970,460

LOSS FROM OPERATIONS	(1,094,737)	(1,503,222)

OTHER INCOME (EXPENSE)
Interest Income	5,926	730
Interest (Expense)	(44,240)	(46,226)
Other Income (Expense)	7,433	5,875

Total Other Income (Expense)	(30,881)	(39,621)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,125,618)	(1,542,843)
INCOME TAX PROVISION (BENEFIT)	32,141	(616,145)

NET LOSS	$(1,157,759)	$(926,698)

BASIC EARNINGS PER SHARE	$(0.014)	$(0.014)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	81,743,812	66,826,037

DILUTED EARNINGS PER SHARE	$(0.014)	$(0.014)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	81,743,812	66,826,037

WIDEPOINT CORPORATION AND SUBSIDIARIES

NET LOSS TO NON-GAAP EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

(ROUNDED)

	THREE MONTHS ENDED
	MARCH 31,
	2015	2014

NET LOSS	$(1,157,800)	$(926,700)
Adjustments to GAAP net income (loss):
Depreciation and amortization	393,700	401,400
Amortization of deferred financing costs	-	3,800
Income tax provision (benefit)	32,100	(616,100)
Interest income	(5,900)	(700)
Interest expense	44,200	46,200
Other (expense) income	(7,400)	(5,900)
Provision for doubtful accounts	(1,600)	-
Stock-based compensation expense	37,500	82,700

Adjusted EBITDA	$(665,200)	$(1,015,300)